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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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
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(dollars in thousands, except for
  per share amounts)                                              Thirteen Weeks Ended                  Thirty-nine Weeks Ended
                                                             -----------------------------------------------------------------------
                                                              November 2,       October 27,        November 2,          October 27,
                                                                 1997              1996               1997                 1996

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
Primary earnings per share

  Net earnings                                               $      4,924       $      3,878       $      8,952       $      6,826
                                                             ============       ============       ============       ============

  Weighted average number of common shares
   outstanding during period                                   21,241,908         21,658,146         21,424,876         21,611,022

  Additional shares attributable to common
   stock equivalents                                              365,772             99,405            379,788            239,549

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                             (423,787)          (261,100)          (427,635)          (233,884)
                                                             ------------       ------------       ------------       ------------

                                                               21,183,893         21,496,451         21,377,029         21,616,687
                                                             ============       ============       ============       ============

  Earnings per share                                         $       0.23       $       0.18       $       0.42       $       0.32
                                                             ============       ============       ============       ============


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Fully diluted earnings per share

  Net earnings                                               $      4,924       $      3,878       $      8,952       $      6,826
                                                             ============       ============       ============       ============

  Weighted average number of common shares
   outstanding during period                                   21,241,908         21,658,146         21,424,876         21,611,022

  Additional shares attributable to common
   stock equivalents                                              426,569            108,580            450,140            247,802

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                             (409,312)          (258,743)          (409,312)          (234,033)
                                                             ------------       ------------       ------------       ------------

                                                               21,259,165         21,507,983         21,465,704         21,624,791
                                                             ============       ============       ============       ============

  Earnings per share                                         $       0.23       $       0.18       $       0.42       $       0.32
                                                             ============       ============       ============       ============

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